UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

Wireless Ronin Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475 Minnetonka, Minnesota	55345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 564-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Scott W. Koller, the Chief Executive Officer of Wireless Ronin Technologies, Inc. (the “Company”), plans to give a presentation regarding the Company’s marketing technology strategic direction at the Company’s Annual Meeting of Shareholders to be held on June 9, 2011. Attached as Exhibit 99 to this Current Report on Form 8-K is a copy of the presentation materials to be used in connection with the planned presentation.

Certain statements made in this presentation of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, the risks and uncertainties described in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2011.

The information in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d) See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2011	Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross
Scott N. Ross Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Annual Shareholders Meeting Presentation dated June 9, 2011

4